Exhibit 10.4
A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
INSTRUCTIONS FOR COMPLETING TIME-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT FOR FOREIGN EMPLOYEES
Code Sheet
The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.
VTA Grantee’s name (all capital letters)
JANUARY 12, 2011 Grant Date (all capital letters)
January 12, 2011 Grant Date (initial capital letters only)
Rand Torgler Person to contact for more information
(330) 668-7224 Contact’s telephone number, including area code
March 21, 2011 Date that is 30 days after the Grant Date (initial capital letters only)
Vtf Number of Shares of Restricted Stock Units granted (insert only the number in Arabic numerals)
3550 West Market Street Contact’s street address
Akron OH 44333 Contact’s city, state and zip code
2011 Calendar year in which grant is made (e.g., 2009)

A. SCHULMAN, INC.
AMENDED AND RESTATED
2006 INCENTIVE PLAN
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT GRANTED TO
VTA on JANUARY 12, 2011
A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.
This Award Agreement describes many features of your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan carefully to ensure you understand how the Plan works;
•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and
•	Contact Rand Torgler at (330) 668-7224 if you have any questions about your Award.
Also, no later than March 21, 2011, you must return a signed copy of the Award Agreement to:
Rand Torgler
A. Schulman, Inc.
3550 West Market Street
Akron OH 44333
Nature of Your Award
You have been granted an Award of Restricted Stock Units. If you satisfy the terms and conditions described in this Award Agreement, your Restricted Stock Units will vest and be settled in Shares. Each Restricted Stock Unit represents the right to receive one whole Share. These and other conditions affecting your Restricted Stock Units are described in this Award Agreement and the Plan, both of which you should read carefully.
(a)	Grant Date: January 12, 2011.
(b)	Number of Restricted Stock Units: You have been granted Vtf Restricted Stock Units, subject to the terms and conditions of this Award Agreement and the Plan.
When Your Award Will Vest
Your Restricted Stock Units will vest depending on whether the terms and conditions described in this Award Agreement and the Plan are met. Your vested Restricted Stock Units will be either vest and be settled or be forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement and in the Plan.
(a)	Normal Vesting Date: Normally, subject to your continued employment with the Company or a Related Entity, restrictions on 33 1/3 % of your Restricted Stock Units will vest on each of the first, second and third anniversaries of the Grant Date. For purposes of this Agreement, each 12-month period ending on an anniversary of the Grant Date shall be referred to as a “Vesting Year.”

However, your Restricted Stock Units may vest earlier in the circumstances described below.
(b)	How Your Restricted Stock Units Might Vest Earlier Than the Normal Vesting Date: Your Restricted Stock Units will immediately vest if there is a Change in Control.
(c)	How Your Termination of Employment Will Affect Your Restricted Stock Units: You may forfeit your Restricted Stock Units if you Terminate before the Normal vesting date, although this will depend on why you Terminate.
(i)	If you Terminate because of [1] death or [2] Disability, your Restricted Stock Units will fully vest on your Termination date.
(ii)	If you Terminate because of Retirement and if the Committee agrees to treat your Termination as a Retirement, a prorata portion of your Restricted Stock Units will vest on your Retirement date equal to: [1] the number of unvested Restricted Stock Units that would have become vested if you had remained employed through the end of the Vesting Year in which you Terminate, multiplied by [2] a fraction, the numerator of which is the number of whole months you were employed during such Vesting Year and the denominator of which is 12.
(iii)	If you Terminate under any other circumstances, all of the Restricted Stock Units granted through this Award Agreement will be forfeited on your Termination date.
Settling Your Award
If all applicable terms and conditions have been met, you will receive the one whole Share in settlement for each vested Restricted Stock Unit. Your vested Restricted Stock Units will be settled as soon as administratively feasible, but no later than 60 days, after they vest. Any fractional Restricted Units will be settled in cash based on the Fair Market Value of a Share on the settlement date.
Other Rules Affecting Your Award
(a)	Rights During the Restriction Period: During the Restriction Period, you may not exercise any voting rights associated with your Restricted Stock Units. You shall be granted dividend equivalent rights entitling you to a payment equal to the amount of any cash dividends that are declared and paid during the Restriction Period with respect to your Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement. Your dividend equivalent rights shall be subject to the same terms and conditions as the related Restricted Stock Units and shall vest and be settled in cash if, when and to the extent the related Restricted Stock Units vest and are settled. In the event a Restricted Stock Unit is forfeited under this Award Agreement, the related dividend equivalent rights will also be forfeited.

(b)	Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Rand Torgler at (330) 668-7224 or the address below. If you previously completed a valid beneficiary designation form, such form shall apply to the Award until changed or revoked. If you die without completing a beneficiary designation form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(c)	Tax Withholding: Applicable withholding taxes must be withheld with respect to your Award. These taxes may be paid in one (or a combination) of several ways. They are: (i) by the Company withholding this amount from other amounts owed to you (e.g., from your salary); (ii) by the Company withholding all or a portion of any cash amount owed to you with respect to your vested dividend equivalent rights that are to be distributed to you; (iii) by giving the Company a check (payable to “A. Schulman, Inc.”) in an amount equal to the taxes that must be withheld; or (iv) by having the Company withhold a portion of the Shares that otherwise would be distributed to you upon settlement of the Performance Units. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld.
You must choose the approach you prefer before the Performance Units are settled, although the Company may reject your preferred method for any reason (or for no reason). If this happens, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.
If you do not choose a method within 30 days of the Normal Vesting Date, the Company will withhold either through payroll practices or a portion of the Shares that otherwise would be distributed to you upon settlement of the Performance Units. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld and the balance of the Shares will be distributed to you.
(d)	Transferring Your Restricted Stock Units: Normally, your Restricted Stock Units may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any Shares that are settled after you die. Also, the Committee may allow you to transfer your Restricted Stock Units to certain Permissible Transferees, including a trust established for your benefit or the benefit of your family. Contact Rand Torgler at the address or number given below if you are interested in doing this
(e)	Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable
(f)	Other Agreements: Also, your Restricted Stock Units will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
(g)	Adjustments to Your Restricted Stock Units: Subject to the terms of the Plan, your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Restricted Stock Units will be adjusted to reflect a stock split)

(h)	Other Rules: Your Restricted Stock Units also are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Award.
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You may contact Rand Torgler at the address or number given below if you have any questions about your Award or this Award Agreement.
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Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to Rand Torgler at the address given below no later than March 21, 2011.
By signing below, I acknowledge and agree that:
•	A copy of the Plan has been made available to me;
•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;
•	I will consent (in my own behalf and in behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of my Award and reduce its value or potential value; and
•	I must return a signed copy of this Award Agreement to the address shown below by March 21, 2011.

VTA	A. SCHULMAN, INC.

By:
(signature)

Date signed:		Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than March 21, 2011:
Rand Torgler
A. Schulman, Inc.
3550 West Market Street
Akron OH 44333
(330) 668-7224

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